Exhibit 31.1

CERTIFICATION

I, David Natan, certify that:

1.           I have reviewed this amendment to the annual report on Form 10-K/A of ForceField Energy, Inc.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2015	/s/ David Natan
David Natan Chief Executive Officer (Principal Executive Officer)